Exhibit 5.1

Bermuda Office

Appleby (Bermuda) Limited

Canon's Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX Bermuda

Tel +1 441 295 2244

Fax +1 441 292 8666

applebyglobal.com

Brookfield Infrastructure Partners L.P.	Email clangley@applebyglobal.com
BIP Bermuda Holdings I Limited
Brookfield Infrastructure L.P.	Direct Dial +1 441 298 3202
73 Front Street
Hamilton Bermuda
HM 11

Appleby Ref 136873.0052/CL/MEB/AK

By Email
5 April 2024

Ladies and Gentlemen

Brookfield Infrastructure Partners L.P. (BIP), acting by its general partner, Brookfield Infrastructure Partners Limited (BIPL), Brookfield Infrastructure L.P. (BILP), acting by its managing general partner, BIP, acting by its general partner, BIPL, and BIP Bermuda Holdings I Limited (Company) (collectively, Bermuda Entities)

We have acted as legal advisers as to matters of Bermuda law to the Bermuda Entities. We have been requested to render this opinion in connection with the filing by BIP of:

1.	an automatic shelf registration statement on Form F-3 dated as of 5 April 2024 (as may be amended, the Registration Statement) to provide for the registration under the U.S. Securities Act of 1933, as amended (Securities Act): (i) BIP’s limited partnership units (LP Units) and/or its preferred limited partnership units (Preferred LP Units, and together with the LP Units, Units); (ii) senior and unsubordinated debt securities (the Alberta Debt Securities) to be issued by Brookfield Infrastructure Finance ULC (Alberta Finco), a Canadian indirect consolidated subsidiary of BIP pursuant to the indenture, dated as of May 24, 2021 (the Alberta Finco Base Indenture), by and among Alberta Finco (as the issuer), BIP, the other applicable guarantors and trustees, and/or one or more indentures supplemental to the Alberta Finco Base Indenture entered into, by and among Alberta Finco (as the issuer), the Bermuda Entities, the other applicable guarantors and trustees; (iii) senior and unsubordinated debt securities (the Bermuda Debt Securities and collectively with the Alberta Debt Securities, the Debt Securities) to be issued by the Company pursuant to the indenture, dated as of January 21, 2022 by and among the Company (as the issuer), BIP, the other applicable guarantors and trustees (the Bermuda Holdco Base Indenture and together with the Alberta Finco Base Indenture, the Indentures) and/or one or more indentures supplemental to the Bermuda Holdco Base Indenture entered into, by and among Bermuda Holdco (as the issuer), BIP, the other applicable guarantors and trustees; (iv) full and unconditional guarantees of the Debt Securities by BIP (the BIP Guarantee); and (v) additional guarantees by certain other subsidiaries of BIP (together with the BIP Guarantee, the Guarantees, and collectively with the Units and Debt Securities, the Securities);

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■Seychelles ■ Shanghai ■ Zurich

2.	the base prospectus, dated as of 5 April 2024, contained in the Registration Statement (as may be amended, the Prospectus);

3.	any prospectus supplement (Prospectus Supplement) to the Prospectus used in connection with the offering of the Securities; and

4.	any “free writing prospectus” (Free Writing Prospectus) within the meaning of Rule 405 under the Securities Act,

with the Securities and Exchange Commission (SEC) pursuant to the Securities Act and the rules and regulations promulgated thereunder, relating to the Securities to be issued from time to time pursuant to Rule 415 under the Securities Act.

Note that BIPL acting as general partner of BIP, acting as managing general partner of BILP, may be referred to as the General Partner(s) and that BIP and BILP may be referred to as the Partnership(s) in this opinion. Note that the General Partners, the Partnerships and the Company may be referred to as the Bermuda Entities.

For the purposes of this opinion we have examined and relied upon the documents listed (which in some cases, are also defined) in the Schedule to this opinion (Documents).

ASSUMPTIONS

In stating our opinion we have assumed:

1.	the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

2.	the genuineness of all signatures on the Documents;

3.	the authority, capacity and power of persons signing the Documents;

4.	that any representation, warranty or statement of fact or law, other than the laws of Bermuda made in any of the Documents, is true, accurate and complete;

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

5.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein;

6.	that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, the original documents have been or will be duly completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

7.	that the Documents do not differ in any material respects from any forms or drafts of the same which we have examined and upon which this opinion is based;

8.	that the Documents are in the form of the documents approved in the Resolutions;

9.	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by any actions taken by the Bermuda Entities in connection with the Registration Statement, the Prospectus, the Securities or the Indentures, Prospectus Supplement or Free Writing Prospectus, or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement, the Prospectus, the Securities or the Indentures, Prospectus Supplement or Free Writing Prospectus is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

10.	the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by the Company and Partnership Searches and the Litigation Search is accurate and complete in all respects and such information has not been materially altered since the date and time of the Company and Partnership Searches and the Litigation Search;

11.	the terms and transactions contemplated by any Prospectus Supplement or the Indentures adopted would not be inconsistent with the Resolutions and the terms and transactions contemplated by the Prospectus and the Registration Statement; and

12.	any amendment to the Registration Statement and the Prospectus is properly authorized by the applicable Bermuda Entities and the terms and transactions contemplated by any such amendment adopted would not be inconsistent with the Resolutions and the terms and transactions contemplated by the Prospectus and the Registration Statement as of the date hereof.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	Each Partnership is an exempted limited partnership established and existing under the laws of Bermuda. Each Partnership possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda. All suits in respect of the business of each Partnership shall be prosecuted by and against its respective general partner.

2.	Each of the General Partners and the Company is an exempted company limited by shares and duly incorporated in Bermuda under the Companies Act 1981, each possessing the capacity to sue and be sued in its own name, and is validly existing and in good standing under the laws of Bermuda.

3.	When duly authorized, allotted, issued or sold and fully paid for pursuant to the terms of the applicable Resolutions and in accordance with the terms and conditions referred to or summarized in the Indentures and any Prospectus Supplement and/or Free Writing Prospectus and the applicable Constitutional Documents, when taken together with the Prospectus and the Registration Statement (including any documents incorporated by reference therein), the Units will be validly issued, fully paid and non-assessable units of BIP.

4.	Each General Partner, acting on behalf of the applicable Partnership, and the Company, has all the requisite corporate power to enter into, execute, deliver and perform the obligations of each applicable Partnership, and the Company, respectively, under the Indentures, as applicable, and each has taken all actions as may be necessary to authorise the execution, delivery and performance of the Indentures.

RESERVATIONS

We have the following reservations:

1.	In opinion paragraphs 1. and 2. above, the term "good standing" means only that the Bermuda Entities have each received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that they have neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

2.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

3.	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of such other jurisdiction.

4.	Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

5.	Any provision in the Indentures that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

6.	Any reference in this opinion to Units being "non-assessable" shall mean, in relation to fully-paid Units of BEP and subject to any contrary provision in any agreement in writing between BEP and a holder of Units, that: no holder shall be obliged to contribute further amounts to the capital of BEP, either in order to complete payment for their Units, to satisfy claims of creditors of BEP, or otherwise.

7.	The Limited Partnership Act 1883 (the Act) provides that a limited partner shall be liable as a general partner if he takes part in the management of the partnership.

8.	A limited partner is liable to a Partnership, or to its creditors, for any amount in respect of such limited partner’s contribution to such Partnership to the extent such contribution has not been contributed in full, or to the extent such contribution is either released or returned to the limited partner contrary to the restrictions on reductions of capital contained in the Act.

9.	A limited partner is liable for damages on account of misrepresentation in respect of false statements contained in the certificate of limited partnership, any supplementary certificates or certificate of cancellation in respect of a Partnership, to the extent a limited partner signed such certificate, or caused another to sign it on his/her behalf, and knew such statement to be false at the time of signature.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

10.	Every partner of a Partnership who is guilty of any fraud in the affairs of such Partnership shall be liable civilly to the party injured to the extent of his damage and shall be liable for penalties applicable to offences committed against the Act.

11.	With respect to opinions 3 and 4, we have relied upon statements and representations made to us in the Officers’ Certificates provided to us by an authorised officer of each of the General Partners and the Company for the purposes of this opinion. We have made no independent verification of the matters referred to in the Officers’ Certificates, and we qualify such opinions to the extent that the statements or representations made in the Officers’ Certificates are not accurate in any respect.

12.	In order to issue this opinion we have carried out the Company and Partnership Searches as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such searches.

13.	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.

14.	Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court and of the Register of Mortgages maintained at the office of the Registry General are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

14.1	Details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court or the Registry General would have or should have been disclosed on the public file, the Causes Book or the Judgment Book or the Register of Mortgages, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book, Judgment Book or the Register of Mortgages;

14.2	Details of matters which should have been lodged for filing or registration at the Registrar of Companies, the Registry of the Supreme Court or the Registry General but have not been lodged for filing or registration at the date the search is concluded;

14.3	Whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

14.4	Whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

15.	Whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

DISCLOSURE

This opinion is addressed to you in connection with the registration of the Units with the SEC and is not to be used, quoted or relied upon for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement of BIP and further consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing acts or circumstances should change.

Yours faithfully

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

SCHEDULE

1.	The electronic extracts provided to us in respect of each Bermuda Entity by the office of the Registrar of Companies and the Registrar General, as applicable, each dated 4 April 2024 in respect of the Bermuda Entities on their files maintained at office of the Registrar of Companies and the office of the Registrar General (collectively, the Company and Partnership Searches).

2.	The entries and filings shown and available for inspection in respect of the Bermuda Entities in the Cause and Judgment Books of the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by searches conducted on 4 April 2024 (Litigation Search).

3.	Certified copies of certificate of Registration of an Exempted and Limited Partnership dated effective 28 August 2007 and supplements thereto; the Amended and Restated Limited Partnership Agreement relating to BILP between BIP, Brookfield Infrastructure Special L.P., BIP REU Holdings (2015) LP, BIP REU Holdings (2016) LP and each person who is admitted to the partnership as a limited partner from time to time dated 16 February 2018, a First Amendment to the Amended and Restated Limited Partnership Agreement dated 12 September 2018, a Second Amendment to the Amended and Restated Limited Partnership Agreement dated 1 August 2019, a Third Amendment to the Amended and Restated Limited Partnership Agreement dated 27 February 2020, a Fourth Amendment to the Amended and Restated Limited Partnership Agreement dated 31 March 2020, a Fifth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 September 2020, a Sixth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 January 2021, a Seventh Amendment to the Amended and Restated Limited Partnership Agreement dated 24 May 2021, an Eighth Amendment to the Amended and Restated Limited Partnership Agreement dated 10 June 2022, and as may be further amended or supplemented from time to time (collectively, BILP Constitutional Documents).

4.	Certified copies of the following documents in respect of BIP: Certificate of Registration for a Partnership to be Registered as an Exempted Partnership and Limited Partnership dated 13 June 2007, Certificate of Deposit of Supplementary Certificate (Change of Name) dated 10 July 2007, Certificate of Deposit of Supplementary Certificate (Change of Registered Office) dated 8 December 2011, Amended and Restated Limited Partnership Agreement dated 16 February 2018, First Amendment to the Amended and Restated Limited Partnership Agreement dated 12 September 2018, Second Amendment to the Amended and Restated Limited Partnership Agreement dated 27 February 2020, Third Amendment to the Amended and Restated Limited Partnership Agreement dated 21 September 2020, Fourth Amendment to the Amended and Restated Limited Partnership Agreement dated 21 January 2021 and Fifth Amendment to the Amended and Restated Limited Partnership Agreement dated 24 May 2021 (collectively, BIP Constitutional Documents, and together with the BILP Constitutional Documents, Partnership Constitutional Documents).

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich

5.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of BIPL and the Company (collectively with the Partnership Constitutional Documents, Constitutional Documents).

6.	Copies of the minutes of a meeting of the board of directors of BIPL held on 31 January 2024 and the minutes of a meeting of the board of directors of the Company held on 5 April 2024 (Resolutions).

7.	Certificates of Compliance each dated 5 April 2024 issued by the Registrar of Companies in respect of each Bermuda Entity.

8.	Officer’s certificates each signed by an officer of BIPL and the Company dated 5 April 2024 (Officer’s Certificate).

9.	The Registration Statement.

10.	The Prospectus.

11.	The Indentures.

Bermuda ■ British Virgin Islands ■ Cayman Islands ■ Guernsey ■ Hong Kong ■ Isle of Man ■ Jersey ■ London ■ Mauritius ■ Seychelles ■ Shanghai ■ Zurich